Consent of Independent Registered Public Accounting Firm

Dear Sirs,

We consent to the use in this Registration Statement on Form S-1 of our report dated September 15, 2020 relating to the consolidated financial statements of Cell MedX Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours very truly,

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, BC

March 3, 2021

Vancouver * Tri-Cities * Surrey * Victoria